EXHIBIT 10.17.3.

AMENDMENT NO. 3 TO THE
MONSANTO COMPANY
ERISA PARITY SAVINGS AND INVESTMENT PLAN

(As Amended and Restated as of December 31, 2008
And Subsequently Amended Through June 11, 2012)

WHEREAS, Monsanto Company, a Delaware corporation (the “Company”), maintains the Monsanto Company ERISA Parity Savings and Investment Plan (As Amended and Restated as of December 31, 2008 and Subsequently Amended Through June 11, 2012) (the “Plan”) for the benefit of its eligible employees;

WHEREAS, the Company, acting through the Internal People Committee or its delegate, reserved the right to amend the Plan pursuant to Section 10 thereof; and

WHEREAS, the Company wishes to amend the Plan to re-insert the last paragraph of Section 4.1(a)(i), which was inadvertently omitted from Statement of Amendment No. 2.

NOW THEREFORE, effective immediately, the Plan is further amended as follows:

1.    Section 4.1(a)(i) of the Plan shall be amended by adding the following as the final paragraph of such Section:

The above-referenced rules shall not apply to any election made by an Eligible Employee to make Catch-Up Contributions to the SIP Plan in accordance with Section 4.6 of the SIP Plan. Any such election to make Catch-Up Contribution to the SIP Plan shall have no impact upon the amounts creditable to an Eligible Employee under this Plan.

2.    Except as otherwise expressly set forth in this Amendment No. 3 to the Plan, all other provisions of the Monsanto Company ERISA Parity Savings and Investment Plan (As Amended and Restated as of December 31, 2008 and Subsequently Amended Through June 11, 2012) shall remain in full force and effect.